Exhibit 99.1

Xometry Reports Record First Quarter 2026 Results

•
Q1 revenue increased 36% year-over-year to a record $205 million, driven by robust marketplace growth.
•
Q1 marketplace revenue growth accelerated to 40% year-over-year, driven by expanding networks of buyers and suppliers and increasing wallet share.
•
Q1 gross profit increased 39% year-over-year to a record $78.5 million, driven by strong marketplace growth and marketplace gross margin expansion.
•
Q1 Adjusted EBITDA improved $10.4 million year-over-year to Adjusted EBITDA of $10.5 million, driven by expanding marketplace gross margin and strong operating expense leverage.
•
Announced a new strategic partnership with Siemens, to embed Xometry’s proprietary manufacturability, pricing, sourcing and execution intelligence directly within Siemens Xcelerator. Siemens is purchasing approximately $50 million of Xometry Class A common stock, underscoring its conviction that AI-powered intelligence will define the next generation of industrial software.
•
Strong operating results were driven by consistent execution across growth initiatives: expanding buyer and supplier networks, driving deeper enterprise engagement, further expanding the marketplace platform, growing internationally, and enhancing services offerings.

NORTH BETHESDA, MD., May 7, 2026 /Globe Newswire/-- Xometry, Inc. (NASDAQ: XMTR), the global AI-native marketplace connecting buyers and suppliers of custom manufacturing, today announced its financial results for the first quarter ended March 31, 2026.

“In the first quarter, we delivered 36% revenue growth year-over-year, underscoring the strength of our marketplace innovation and expanding global network,” said Randy Altschuler, CEO at Xometry. “This quarter marks a significant acceleration of marketplace growth, driven by increasing wallet share and rapid adoption of our supply chain solutions.”

“We delivered robust marketplace gross profit growth in Q1, which increased 53% year-over-year,” said James Miln, CFO at Xometry. “Our Adjusted EBITDA improved by $10.4 million year-over-year to $10.5 million, reflecting the strong leverage in our marketplace model. We expect to continue to deliver 20% annual incremental Adjusted EBITDA margins as we rapidly scale to $1 billion in revenue.”

First Quarter 2026 Financial Highlights

•
Total revenue for the first quarter of 2026 was $205 million, an increase of 36% year-over-year.
•
Marketplace revenue for the first quarter of 2026 was $191 million, an increase of 40% year-over-year.
•
Marketplace Active Buyers increased 20% from 71,454 as of March 31, 2025 to 85,581 as of March 31, 2026.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 21% from 1,545 as of March 31, 2025 to 1,864 as of March 31, 2026.
•
Services revenue for the first quarter of 2026 was $13.8 million, roughly flat quarter-over-quarter.
•
Net loss attributable to common stockholders for the first quarter of 2026 was $5.3 million.
•
Adjusted EBITDA for the first quarter of 2026 was $10.5 million, reflecting an improvement of $10.4 million year-over-year.
•
Non-GAAP net income for the first quarter of 2026 was $6.9 million, as compared to a Non-GAAP net loss of $2.5 million in the first quarter of 2025.

•
Cash, cash equivalents and marketable securities were $224 million as of March 31, 2026, an increase of $4.8 million from December 31, 2025 driven by $14.6 million of operating cash flow.

First Quarter 2026 Business Highlights:

•
Xometry introduced a new enterprise machining lead time model into its Instant Quoting Engine, significantly enhancing its predictive intelligence. This deep learning model, trained on a dataset four times larger than previous versions, is designed to improve reliability and execution speed for enterprise buyers. The key results are superior prediction accuracy, expanded rapid delivery (including 1-day lead times), and enhanced operational throughput, leading to a reduction in standard lead time offerings. The model also incorporates critical factors such as specialized certifications, new materials and finishing options.
•
Xometry enhanced the dynamic pricing logic in its Instant Quoting Engine. Xometry's approach uses a "conversion rate model" that analyzes unique geometric features, quote configurations, and customer-specific historical data to construct a price-response function tailored for every individual quote and part.
•
Xometry further improved its injection molding offering in the U.S. by introducing six new materials and three additional finishes to give buyers greater choice. These additions increase the selection of instant quoting injection-molded parts by over 15%. Xometry’s proprietary AI-powered platform manages the full lifecycle of injection molding needs from initial quoting to delivery to reordering in one of the largest custom manufacturing markets in the U.S. The platform enables a spectrum of injection molding options – from prototype and low-volume bridge tooling to high-volume, multi-cavity production tooling.
•
Xometry simplified the reordering process for marketplace customers by introducing a "name your part" feature which enables customers to match their internal naming conventions and harmonizes their Xometry parts library and SKU structure with their internal systems.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025	% Change

Consolidated
Revenue	$205,138	$150,971	36%
Gross profit	78,488	56,331	39%
Net loss attributable to common stockholders	(5,267)	(15,078)	65%
EPS, basic and diluted, of Class A and Class B common stock	(0.10)	(0.30)	67%
Adjusted EBITDA(1)	10,485	78	13,342%
Non-GAAP net income (loss)(1)	6,889	(2,522)	373%
Non-GAAP EPS, basic(1), of Class A and Class B common stock	0.13	(0.05)	360%
Non-GAAP EPS, diluted(1), of Class A and Class B common stock	0.12	(0.05)	340%

Marketplace
Revenue	$191,318	$136,353	40%
Cost of revenue	124,873	93,046	34%
Gross Profit	$66,445	$43,307	53%
Gross Margin	34.7%	31.8%	2.9%

Services
Revenue	$13,820	$14,618	(5)%
Cost of revenue	1,777	1,594	11%
Gross Profit	$12,043	$13,024	(8)%
Gross Margin	87.1%	89.1%	(2.0)%
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of March 31,
	2026	2025	% Change

Active Buyers(3)	85,581	71,454	20%
Percentage of Revenue from Existing Accounts(3)	98%	98%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,864	1,545	21%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of March 31, 2026 and 2025, and Percentage of Revenue from Existing Accounts is presented for the quarters ended March 31, 2026 and 2025.

Financial Guidance and Outlook:

	Q2 2026
	(in millions)
	Low	High
Revenue	$214	$216
Adjusted EBITDA	$11	$12
•
For Q2 2026, we expect revenue of $214-$216 million, representing 32-33% growth year-over-year driven by 35-36% marketplace growth.
•
For Q2 2026, we expect Adjusted EBITDA of $11-$12 million, an improvement from Adjusted EBITDA of $3.9 million in Q2 2025.
•
For Full Year 2026, we are raising our revenue growth outlook from previous guidance of at least 21% to 27-28% driven by approximately 30% marketplace growth.

•
For Full Year 2026, we expect incremental Adjusted EBITDA margins of at least 20%.

Xometry’s second quarter and full year 2026 financial outlook is based on a number of assumptions that are subject to change and may be outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, (provision) benefit for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share, basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Change in Non-GAAP Financial Measure

Effective January 1, 2026, we revised our definition of Non-GAAP Net Income (Loss) to exclude depreciation expense which had previously been included as an adjustment. Management believes this revised definition provides a more representative view of our core operating performance. All prior-period amounts have been recast to conform to this new definition.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Services revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products and SaaS-based solutions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of at Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of at Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, provision for income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, charitable contributions of common stock, lease termination, restructuring charges, amortization of acquired intangible assets & patents, other amortization and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by the weighted average number of basic or dilutive shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-native marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and streamlines the procurement process for buyers through real-time pricing and lead time data. Learn more at xometry.com and xometry.eu.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on May 7, 2026. In addition to its press release announcing its first quarter 2026 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. First Quarter 2026 Earnings Presentation and Conference Call

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Thursday, May 7, 2026
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register-conf.media-server.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the second quarter of 2026 and the full year 2026; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Lauran Cacciatori VP Communications 773-610-0806 lauran.cacciatori@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$21,046	$14,996
Marketable securities	202,925	204,145
Accounts receivable, less allowance for credit losses of $7.1 million and $8.0 million as of March 31, 2026 and December 31, 2025, respectively	119,746	97,370
Inventory	3,600	3,917
Prepaid expenses	7,039	7,262
Other current assets	9,699	6,954
Total current assets	364,055	334,644
Software development and property and equipment, net	69,174	60,631
Operating lease right-of-use assets	10,714	11,132
Investment in unconsolidated joint venture	4,115	4,069
Intangible assets, net	27,759	28,563
Goodwill	263,558	263,801
Other assets	888	880
Total assets	$740,263	$703,720
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$62,271	$44,612
Other accrued expenses	42,086	31,669
Contract liabilities	12,027	10,319
Income taxes payable	283	269
Convertible notes, current portion	85,343	—
Operating lease liabilities, current portion	2,402	2,067
Total current liabilities	204,412	88,936
Convertible notes, net of current portion	242,742	327,514
Operating lease liabilities, net of current portion	9,303	9,841
Deferred income taxes	145	145
Other liabilities	492	547
Total liabilities	457,094	426,983
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 50,765,219 shares and 49,842,220 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	723,306	710,925
Treasury stock, at cost, 220,994 shares as of March 31, 2026 and December 31, 2025	(8,080)	(8,080)
Accumulated other comprehensive income (loss)	4,077	4,772
Accumulated deficit	(437,283)	(432,016)
Total stockholders’ equity	282,020	275,601
Noncontrolling interest	1,149	1,136
Total equity	283,169	276,737
Total liabilities and stockholders’ equity	$740,263	$703,720

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025

Revenue	$205,138	$150,971
Cost of revenue	126,650	94,640
Gross profit	78,488	56,331
Operating expenses
Sales and marketing	31,967	26,435
Operations and support	19,659	17,090
Product development	11,428	11,171
General and administrative	20,654	17,026
Total operating expenses	83,708	71,722
Loss from operations	(5,220)	(15,391)
Other (expenses) income
Interest expense	(1,258)	(1,188)
Interest and dividend income	1,785	2,277
Other expenses	(464)	(880)
Income from unconsolidated joint venture	146	106
Total other income	209	315
Loss before income taxes	(5,011)	(15,076)
Provision for income taxes	(248)	—
Net loss	(5,259)	(15,076)
Net loss attributable to noncontrolling interest	8	2
Net income attributable to common stockholders	$(5,267)	$(15,078)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.10)	$(0.30)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	51,912,516	50,335,053

Net loss	$(5,259)	$(15,076)
Comprehensive loss:
Foreign currency translation	(690)	1,520
Total other comprehensive (loss) income	(690)	1,520
Comprehensive loss	(5,949)	(13,556)
Comprehensive income (loss) attributable to noncontrolling interest	13	(11)
Total comprehensive loss attributable to common stockholders	$(5,962)	$(13,545)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(5,259)	$(15,076)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,931	4,246
Reduction in carrying amount of right-of-use asset	552	1,100
Lease termination	—	(30)
Stock-based compensation	8,327	7,342
Income from unconsolidated joint venture	(86)	(90)
Donation of common stock	826	516
Amortization of deferred costs on convertible notes	571	465
Changes in other assets and liabilities:
Accounts receivable, net	(22,664)	(13,358)
Inventory	273	(41)
Prepaid expenses	214	(1,519)
Other assets	(3,113)	(1,995)
Accounts payable and accrued cost of revenue	17,657	15,048
Other accrued expenses	11,014	(540)
Contract liabilities	1,761	1,877
Lease liabilities	(340)	(1,531)
Other liabilities	(55)	(13)
Income taxes payable	14	(92)
Net cash provided by (used in) operating activities	14,623	(3,691)
Cash flows from investing activities:
Purchases of marketable securities	(12,280)	(2,271)
Proceeds from sale of marketable securities	13,500	4,000
Capitalization of software development and purchases of property and equipment	(10,581)	(5,499)
Distributions in excess of earnings	40	84
Net cash used in investing activities	(9,321)	(3,686)
Cash flows from financing activities:
Proceeds from stock options exercised	830	510
Net cash provided by financing activities	830	510
Effect of foreign currency translation on cash and cash equivalents	(82)	142
Net increase (decrease) in cash and cash equivalents	6,050	(6,725)
Cash and cash equivalents at beginning of the period	14,996	22,232
Cash and cash equivalents at end of the period	$21,046	$15,507
Supplemental cash flow information:
Cash paid for interest	$429	$1,438
Cash paid for income taxes	227	—
Non-cash investing and financing activities:
Stock-based compensation included in capitalized software development costs	2,398	—
Non-cash consideration in connection with business combination	—	625

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Adjusted EBITDA:
Net loss	$(5,259)	$(15,076)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(63)	(209)
Depreciation and amortization(1)	4,931	4,246
Amortization of lease intangible	—	180
Provision for income taxes	248	—
Stock-based compensation(2)	8,327	7,342
Payroll tax expense related to stock-based compensation	1,605	1,473
Acquisition and other(3)	—	251
Charitable contribution of common stock	826	516
Income from unconsolidated joint venture	(146)	(106)
Restructuring charges(4)	16	1,461
Adjusted EBITDA	$10,485	$78

	For the Three Months Ended March 31,
	2026	2025
Non-GAAP Net Income (Loss):
Net loss	$(5,259)	$(15,076)
Add (deduct):
Stock-based compensation(2)	8,327	7,342
Payroll tax expense related to stock-based compensation	1,605	1,473
Amortization of lease intangible	—	180
Amortization of deferred costs on convertible notes	571	465
Acquisition and other(3)	—	251
Charitable contribution of common stock	826	516
Lease termination	—	(30)
Restructuring charges(4)	16	1,461
Amortization of acquired intangible assets & patents(5)	803	804
Other amortization(5)	—	92
Non-GAAP Net Income (Loss)	$6,889	$(2,522)

Adjustments to numerator	$540	$—
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	51,912,516	50,335,053
Non-GAAP effect of potentially dilutive Class A common stock	9,691,560	—
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	61,604,076	50,335,053

EPS, basic and diluted, of Class A and Class B common stock	$(0.10)	$(0.30)
Non-GAAP EPS basic, of Class A and Class B common stock	$0.13	$(0.05)
Non-GAAP EPS diluted, of Class A and Class B common stock	$0.12	$(0.05)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company's GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(4)
Costs associated with the 2025 reduction in workforce.
(5)
In the first quarter of 2026, we changed the definition of Non-GAAP Net Income (Loss) to exclude depreciation expense. Prior period amounts were recast to conform to the new definition.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$(0.10)	$(0.30)
Non-GAAP effect of potentially dilutive Class A common stock	0.02	—
Add (deduct):
Stock-based compensation	0.14	0.15
Payroll tax expense related to stock-based compensation	0.03	0.03
Amortization of lease intangible	—	—
Amortization of deferred costs on convertible notes	0.01	0.01
Acquisition and other	—	—
Charitable contribution of common stock	0.01	0.01
Lease termination	—	—
Restructuring charges	—	0.03
Amortization of acquired intangible assets & patents	0.01	0.02
Other amortization	—	—
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.12	$(0.05)

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Segment Revenue:
U.S.	$172,216	$127,820
International	32,922	23,151
Total revenue	$205,138	$150,971

Segment Cost of Revenue:
U.S.	$106,062	$79,940
International	20,588	14,700
Total cost of revenue	$126,650	$94,640

Segment Adjusted EBITDA:
U.S.	$13,286	$3,010
International	(2,801)	(2,932)
Total Adjusted EBITDA	$10,485	$78

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-Based Compensation Expense
Sales and marketing	$2,005	$2,382
Operations and support	2,782	2,978
Product development	1,151	2,016
General and administrative	3,994	1,439
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$9,932	$8,815

Summary of Depreciation and Amortization Expense
Cost of revenue	$177	$182
Sales and marketing	795	794
Operations and support	34	39
Product development	3,589	2,993
General and administrative	336	238
Total depreciation and amortization expense	$4,931	$4,246

Summary of Restructuring Charges
Sales and marketing	$—	$85
Operations and support	—	689
Product development	2	534
General and administrative	14	153
Total restructuring charges	$16	$1,461